UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2021

SKILLZ INC. (Exact name of registrant as specified in its charter)

Delaware	001-39243	46-2682707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 445

San Francisco, California 94104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 23, 2021, Skillz Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of 36,800,000 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated March 18, 2021, with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein, and certain selling stockholders of the Company named therein (the “Selling Stockholders”). The Company sold 17,000,000 shares of its Class A Common Stock and the Selling Stockholders sold 19,800,000 shares of Class A Common Stock, each at a public offering price of $24.00 per share. A total of 4,800,000 of the shares of such Class A Common Stock sold by the Selling Stockholders in the Offering represented the full exercise of the underwriters’ option to purchase additional shares from the Selling Stockholders pursuant to the Underwriting Agreement.

The shares of Class A Common Stock in the Offering were offered pursuant to a Registration Statement on Form S-1 (File No. 333-254379), which was declared effective by the Securities and Exchange Commission on March 18, 2021. The Company received net proceeds from the sale of shares of Class A Common Stock sold by it in the Offering of approximately $392.5 million (net of underwriting discounts and commissions and estimated offering expenses payable by the Company). The Company intends to use the proceeds for working capital and general corporate purposes. The Company did not receive any proceeds from the sale of Class A Common Stock offered and sold by the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 18, 2021, by and among Skillz Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein, and certain selling stockholders of the Company named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

By:	/s/ Charlotte Edelman
Name: Charlotte Edelman
Title: VP of Legal

Date: March 23, 2021